Exhibit 23 (j)








                        Consent of Independent Auditor's



We consent to the use of our report included herein and to the reference to our Firm under the headings "Financial Highlights" in the Prospectus and "Management of the Fund" and "Independent Auditors" in the Statement of Additional Information.




                                   /s/ KPMG LLP

                                   KPMG LLP



February 28, 2001
Omaha, Nebraska




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